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                       CATELLUS DEVELOPMENT CORPORATION
                       --------------------------------


                          Second Amended and Restated


                             Employment Agreement


                                     with


                               Nelson C. Rising



                        Effective as of October 1, 1999
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               SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
               ------------------------------------------------

     THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into effective as of October 1, 1999 (the "Effective Date"), by and between Nelson C. Rising (the "Executive") and Catellus Development Corporation, a Delaware corporation having its principal executive offices in San Francisco, California (the "Company");

                              WITNESSETH THAT:

     WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement (the "Prior Employment Agreement") as of November 29, 1995 under which the Executive has served the Company as President and Chief Executive Officer of the Company; and

     WHEREAS, the Company and the Executive desire to amend and restate the prior Employment Agreement and desire that this Agreement set forth all of the terms and conditions of the Executive's employment by the Company.

     NOW, THEREFORE, in consideration of the mutual agreements set forth below, the Executive and the Company hereby agree as follows:

     1.   Performance of Services. The Executive shall be employed by the
          -----------------------
Company in accordance with the following:

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          (a)  Position.  Subject to the terms of this Agreement, the Company
               --------
hereby agrees to employ the Executive as the President and Chief Executive Officer of the Company and each of its principal Subsidiaries during the Agreement Term (as such terms are defined below), and the Executive hereby agrees to accept and remain in such employment during the Agreement Term. The Company shall use its best efforts to cause the Executive to be appointed to the office of the Chairman of the Board no later than at the first Board meeting following the next annual meeting of stockholders. If appointed Chairman of the Board, the Executive shall perform the duties of such office without additional compensation and shall serve in such capacity at the pleasure of the Board. During the Agreement Term, while the Executive is employed by the Company, the Board shall use its best efforts to cause the Executive to continue to be elected as a member of the Board.

          (b)  Commitment.  At all times during the Agreement Term while the
               ----------
Executive is employed by the Company, the Executive shall devote his full time, energies and talents to serving as President and Chief Executive Officer of the Company (and in such other capacities as he may be requested to serve the Company from time to time as provided herein). Notwithstanding the foregoing, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar activities, to the extent that such other activities do not in the judgment of the Board inhibit the performance of the Executive's duties under this Agreement, or conflict with the business of the Company or any Subsidiary; provided, however, that the Executive shall not serve on the board of directors of any business, or hold any other position with any business without the consent of the Board. The Company has consented to the Executive retaining his ownership interest in Maguire/Thomas Partners Master Investments, a California limited partnership, which holds interests in various

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Maguire/Thomas projects, and certain other business positions or interests, all as described in two separate letters dated July 27, 1994 from Executive to the Company.

          (c)  Authority.  The Executive shall have the responsibility and
               ---------
authority for the overall conduct of the business of the Company and the Subsidiaries, including responsibility for the management and operation of those entities, and such additional responsibilities, powers and duties, consistent with the foregoing, as the Board, and the respective boards of directors of each of the Subsidiaries of which the Executive shall be an officer, may from time to time prescribe. In the performance of his duties, the Executive shall only be required to report to the Board as a whole and, with respect to his positions as an officer of Subsidiaries of the Company, the separate boards of directors of each such Subsidiary. The Executive shall perform his duties faithfully and efficiently, subject to the overall policies and directions of the Board and such other respective boards of directors. The Company agrees that the duties which may be assigned to the Executive shall be the usual and customary duties of the President and Chief Executive Officer of the Company (and of such other offices which he may hold from time to time as provided herein) and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law (both as in effect from time to time). The Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of the offices held by him at any time. The Executive shall have the corporate authority that shall reasonably be required to enable the discharge of duties in any of the offices that he may hold from time to time. The Executive, as President and Chief Executive Officer of the Company, shall be the senior executive, "leader" and spokesperson for the Company, and he will use his best efforts to work in "partnership" with the Chairman of the Board, to the extent such office is held at any time by a person other than the Executive.

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          (d)  Annual Performance Review.  The Board shall review the
               -------------------------
performance by the Executive of his responsibilities as President and Chief Executive Officer of the Company (and his performance in such other capacities as he may serve the Company from time to time as provided herein) and as an employee of the Company no less frequently than annually and shall communicate the Board's assessment of such performance to the Executive by January 31 of each year.

          (e)  Relocation.  In connection with his employment hereunder, and
               ----------
subject to the following provisions of this paragraph 1(e), the Executive shall not be required, without his prior written consent, to relocate the Company headquarters or to be based anywhere other than within 50 miles from the site of the current headquarters of the Company.

          (f)  Disability.  The Executive shall not be required to perform
               ----------
services under this Agreement during any period that he is Disabled (as such term is defined below).

          (g)  Agreement Term.  For purposes of this Agreement, the term
               --------------
"Agreement Term" means the period beginning on the Effective Date and ending on December 31, 2004.

          (h)  Subsidiary.  For purposes of this Agreement, the term
               ----------
"Subsidiary" means any corporation, partnership, limited liability company, joint venture or other entity during any period in which more than a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company), except to the extent that the Company is unable, whether by contractual restriction or otherwise, to exercise control over any such entity.

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          2.   Compensation.  During the Agreement Term, while the Executive is
               ------------
employed by the Company, the Company shall compensate the Executive for his services as follows:

               (a)  Salary.  From and after (and with retroactive effect to) the
                    ------
Effective Date, the Executive shall receive, in substantially equal monthly or more frequent installments, a base salary of a minimum of $650,000 ("Salary") per annum, which shall be increased by 5% effective January 1, 2001 and by 5% more on each January 1 thereafter during the term of this Agreement.

               (b) Bonus. The Executive shall be entitled to receive annual bonuses from the Company with an annual maximum bonus opportunity of 200% of the Executive's then Salary ("Maximum Bonus Potential"). On or before January 31 of each year, commencing January 31, 2000, the Board shall establish performance objectives for each year of the Agreement Term for the determination of the Executive's bonus awards for such year, which objectives may (i) include both individual and corporate objectives, (ii) include both qualitative and quantitative standards, (iii) include standards based on the Company's financial performance (which standards may be dependent upon the relative financial performance of the Company as compared to a peer group of companies selected from year to year by the Board), and (iv) be based on the objectives and standards set forth in the Company's five year strategic plan or be based on other objectives and standards. For the calendar year ending December 31, 1999, the Executive shall be entitled to receive an annual bonus from the Company pursuant to the bonus plan adopted by the Board for such calendar year pursuant to the Prior Agreement; provided, however, that, instead of multiplying the bonus percentage times the Executive's salary under the Prior Agreement, the bonus shall be determined by multiplying the bonus percentage by the sum of (i) 75% of the Executive's salary under the Prior Agreement plus (ii) $162,500 (i.e., 25% of the Executive's initial Salary hereunder).

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          (c)  Stock Options.
               -------------

               (i)  New Stock Option Grant.  The Company shall (A) seek
                    ----------------------
stockholder approval at the next annual meeting of the Company's stockholders (the "Next Annual Meeting") to increase the number of shares of Common Stock issuable pursuant to the Company's existing Amended and Restated Executive Stock Option Plan (the "Current Plan"), or (B) adopt, and seek stockholder approval at the Next Annual Meeting of, a new equity incentive or stock option plan substantially similar in its material terms to the Current Plan (a "New Plan"), it being understood that the number of additional shares of Common Stock which will be included in such increase in the number of shares of Stock issuable under the Current Plan or the number of shares of Common Stock which will be issuable under the New Plan, as the case may be, will be determined by the Board at its next meeting in light of the Company's need to provide appropriate equity incentives to its key employees as well as other appropriate considerations. (The stockholder proposal to approve such increase in the number of shares issuable under the Current Plan or to approve the New Plan is referred to herein as the "Stockholder Proposal.") Promptly following such stockholder meeting, if the Stockholder Proposal is approved by the stockholders of the Company and the Executive continues to be employed by the Company as of the date of such approval (it being understood and agreed that if the Executive is not an employee of the Company as of such date for any reason, the Company shall have no obligations under this Section 2(c)(i)), the Company shall grant to the Executive a stock option under the Plan covering an aggregate of 1,000,000 shares of Common Stock which shall (i) have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, (ii) vest in five equal annual installments on each December 31, commencing December 31, 2000, such that such options will be fully vested as of December 31, 2004, (iii) terminate to the extent not

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exercised on or prior to December 31, 2005, (iv) be exercisable for a period of
90 days following the termination of the Executive's employment for any reason (but only to the extent vested as of such termination date), provided, however, that to the extent the Executive remains employed by the Company at least through December 31, 2004, such stock option will be exercisable through their expiration date (i.e., December 31, 2005) regardless of the date on which the Executive terminates his employment and (v) otherwise conform to the requirements of the Current Plan or the New Plan, as the case may be. If the Stockholder Proposal is not approved by the stockholders of the Company at the Next Annual Meeting and the Executive continues to be employed with the Company as of the date of the Next Annual Meeting, the Company and the Executive will work together in good faith to agree upon one or more other means to provide the Executive with compensation and incentives substantially equivalent to the compensation and incentives which would have been provided by such stock option.

               (ii)  Covenant to Take Actions to Permit Use of Deferred
                     --------------------------------------------------
Option Gain Method of Exercise.  The Company shall take any and all actions
------------------------------
which may be necessary to permit the Executive to exercise the stock options granted to the Executive prior to the Effective Date using the deferred option gain method, pursuant to which the Executive will have the right to exercise such stock options by delivering to the Company shares of the Company's Common Stock owned by the Executive and electing to receive the shares issuable upon such exercise of such options at a specified date in the future.

          (d)  Disability.  The Executive shall receive from the Company
               ----------
disability income replacement coverage which will provide for replacement of income, to the extent available at a commercially reasonable rate of premiums, during any period in which the Executive is Disabled if the disability arose during the Agreement Term and prior to the Executive's Date of Termination (as such term is defined below). During any period while

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the Executive is Disabled and is otherwise entitled to receive Salary under this
Agreement, any Salary payments to the Executive shall be reduced by the amount of any benefits paid for the same period of time pursuant to such disability income replacement coverage.

          (e)  Vacation.  The Executive shall be entitled to four weeks paid
               --------
vacation per year. The Executive shall be entitled to take such vacation at such time or times (without regard to the accrual thereof) as he shall choose, but for purposes of calculation of amounts payable pursuant to Section 4(a)(ii) hereof, such vacation entitlement shall accrue solely in accordance with the terms of the Company's vacation policy for executive officers generally as in effect from time to time.

          (f)  Benefits and Perquisites.  The Executive shall be entitled to
               ------------------------
receive benefits to such extent as, and on terms no less favorable to the Executive than, those benefits provided by the Company from time to time to the Company's other senior management employees and consistent with the memorandum (the "Benefits Memorandum") attached hereto as Exhibit A. The Executive shall also be entitled to receive the perquisites that are set forth in the Benefits Memorandum.

          (g)  Expenses.  The Executive shall be authorized to incur reasonable
               --------
expenses for entertainment, travel, meals, lodging and similar items in the conduct of the Company's business. The Company shall reimburse the Executive for all reasonable expenses so incurred through the expiration of the Agreement Term.

          (h)  Loan to the Executive.  The Company shall, upon written request
               ---------------------
at any one time during the Agreement Term, make an unsecured, full recourse loan of up to $1,000,000 to the Executive, which loan shall be evidenced by a promissory note and other documentation reasonably acceptable to the Company which shall contain provisions typical

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for a loan between unrelated parties (e.g., acceleration upon payment default or bankruptcy of the payor) and shall provide for (i) payment of interest annually in arrears at the lowest Applicable Federal Rate (for a mid-term loan with annual payments) in effect at the time such loan is made and (ii) equal annual principal payments on the first, second and third anniversaries of the Date of Termination.

          (i)  Supplemental Executive Retirement Plan.  The Company shall take
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all action necessary to implement a non-qualified, supplemental executive retirement plan (a "SERP") having the terms and conditions set forth in Exhibit B attached hereto.

     3.   Termination.  The Executive's employment with the Company during the
          -----------
Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in the following paragraphs 3(a) through 3(i):

          (a)  Death.  The Executive's employment hereunder will terminate upon
               -----
his death.

          (b)  Disability.  The Company may terminate the Executive's employment
               ----------
with the Company during any period in which the Executive is Disabled. The Executive shall be considered "Disabled" during any period in which (i) he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement; (ii) such disability is determined by the Board to be of a long-term nature; and (iii) the Executive is eligible for income replacement benefits under the Company's long-term disability plan during such period of disability. In the event of a dispute as to whether the Executive is Disabled, the Company may refer such dispute to a licensed practicing physician of the Company's choice for binding resolution of such dispute,

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

and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.

          (c)  Cause.  The Company may terminate the Executive's employment
               -----
hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean:

               (i) the willful and continued failure by the Executive substantially to perform his material duties with the Company (other than any such failure resulting from the Executive's being Disabled), after a written demand for substantial performance of such duties is delivered to the Executive by the Board, which demand identifies the manner in which the Board believes that the Executive has not substantially performed his duties and the Executive has been given a reasonable period of time (but in no event more than 60 days) to correct his deficient performance; or (ii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to such an extent that, in the reasonable judgment of the Board, such misconduct substantially impairs the Executive's ability effectively to perform his duties with the Company. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's action or omission was in the best interest of the Company.

          (d)  Constructive Discharge.  If the Company materially breaches its
               ----------------------
obligations to the Executive under this Agreement, and:

               (i) the Executive provides written notice to the Company of the occurrence of such breach, which identifies the manner in which the Executive believes that the breach has occurred, and which is delivered to the Company within a reasonable period

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(but in no event more than 90 days) after the Executive has actual knowledge of the events asserted to give rise to the breach; and

               (ii) the Company fails to correct any such breach within a reasonable period (but in no event more than 60 days) after receipt of the notice described in paragraph (d)(i); then, for purposes of this Agreement, the Executive shall be considered to have been dismissed by the Company for reasons other than Cause. A material breach of this Agreement by the Company shall include, without limitation:

                    (1) assigning duties to the Executive that are inconsistent in any substantial respect with the position, authority, or responsibilities associated with the position of President and Chief Executive Officer of the Company or, after a Change of Control of the Company (as defined in paragraph 10(c) hereof) in which the Company is not the surviving entity, the Executive is not permitted to serve as the chief executive officer and a member of the board of directors of the successor entity to the Company;

                    (2) assigning additional duties to the Executive that substantially impair his ability to function as President and Chief Executive Officer of the Company;

                    (3) the failure by the Company to accord to the Executive the title, authority and responsibilities of President and Chief Executive Officer of the Company;

                    (4) the election to the office of Chairman of the Board of the Company of a person other than the Executive who is a full-time employee of the Company;

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                    (5)  the failure of the Executive to be elected a member of the Board;

                    (6) a reduction by the Company in the Executive's Salary from that provided for in Section 2(a) of this Agreement or a reduction in the Maximum Bonus Potential provided for in Section 2(b) hereof, provided that nothing herein shall limit or affect the Board's authority and discretion to determine the actual bonus award earned by the Executive based upon the Board's evaluation of the Executive's performance during the applicable year;

                    (7) a requirement for the relocation of the Executive imposed by the Board in violation of this Agreement;

                    (8) the intentional failure of the Company, without the Executive's consent, to pay to the Executive any portion of his Salary, earned bonus or other current compensation (if any), or to pay to the Executive any portion of any installment of deferred compensation under any deferred compensation program of the Company, within 10 business days of the date such compensation is due or to issue shares of common stock of the Company in accordance with the terms of stock options granted to the Executive upon valid exercise thereof;

                    (9) in the event that there is a successor to the Company, the failure of the Company to obtain a satisfactory agreement from any such successor to assume and to perform the obligations of the Company under this Agreement; or

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                    (10) the failure of the Company to fulfill any of its other material obligations to the Executive under this Agreement.

          (e)  Termination by Executive.  The Executive may terminate his
               ------------------------
employment thereunder at any time by giving the Company prior written Notice of Termination (as defined in paragraph 3(h)), which Notice of Termination shall be effective not less than 30 days after it is given to the Company, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination. However, to the extent that the procedures specified in paragraph 3(d) are required, the procedures of this paragraph 3(e) may not be used in lieu of the procedures required under paragraph 3(d).

          (f)  Mutual Agreement.  This Agreement may be terminated at any time
               ----------------
by the mutual agreement of the parties. Any termination of the Executive's employment by mutual agreement of the parties shall be memorialized in an agreement reduced to writing and signed by the Executive and a duly appointed officer of the Company.

          (g)  Termination by Company Without Cause.  The Company may terminate
               ------------------------------------
the Executive's employment hereunder at any time for any reason and without Cause, and the Company shall not be required to specify a reason for such termination, provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 3(g) only if it is not for reasons described in paragraph 3(a), 3(b), 3(c), 3(d), 3(e) or 3(f).

          (h)  Notice of Termination.  Any termination of the Executive's
               ---------------------
employment by the Company or the Executive (other than a termination pursuant to paragraph 3(a) (relating to termination by death) or paragraph 3(f) (relating to termination

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by mutual agreement)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which (i) indicates the specific termination provision in this Agreement relied on and (ii) sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (i)  Date of Termination.  For purposes of this Agreement, the "Date
               -------------------
of Termination" means the last day the Executive is employed by the Company; provided, that (i) the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3, and (ii) in the event of termination for Cause as defined in paragraph 3(c)(ii) hereof such Date of Termination shall not be less than two business days after the Executive has received written notice of the intention to so terminate the Executive.

     4.   Rights Upon Termination.  The Executive's right to payment and
          -----------------------
benefits under this Agreement upon or for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:

          (a)  Basic Payments to Executive Upon Termination For Any Reason
               -----------------------------------------------------------
Through the Date of Termination.  If the Executive's Date of Termination occurs
-------------------------------
during the Agreement Term for any reason, the Company shall pay to the
Executive:

               (i) The Executive's Salary for the period through the Date of Termination.

               (ii) An amount in respect of unused vacation days as of the Date of Termination, as determined in accordance with Company policy as in effect from time to time.

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               (iii)  Except in the case of termination pursuant to paragraph
3(c) (relating to termination of the Executive for Cause) or paragraph 3(e) (relating to the Executive's resignation), a pro rata bonus payment, which shall be an amount equal to the product of:

                      (A) the bonus the Executive would have received for the Company's fiscal year which includes his Date of Termination (determined as though he remained in the employ of the Company through the end of such year and that the performance levels required for the award of a target bonus to the Executive were met);

multiplied by

                      (B) a fraction, the numerator of which is the number of days in the fiscal year which includes the Executive's Date of Termination, but excluding the days following such Date of Termination, and the denominator of which is 365.

               (iv) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company. Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the Executive's Date of Termination.

          (b)  No Payment Obligations to the Executive After the Date of
              ---------------------------------------------------------
Termination in Certain Circumstances.  If the Executive's Date of Termination
------------------------------------
occurs under

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

circumstances described in paragraph 3(c) (relating to termination of the Executive for Cause), paragraph 3(e) (relating to the Executive's resignation) or paragraph 3(f) (relating to termination by mutual agreement), or if the Executive's employment with the Company terminates after the end of the Agreement Term, then, except as otherwise expressly provided in this Agreement or otherwise agreed in writing between the Executive and the Company, the Company shall have no obligation to make payments under this Agreement for periods after the Date of Termination.

          (c)  Payments to the Executive After Date of Termination in the Event
               ----------------------------------------------------------------
of  Death, Disability, Constructive Discharge or Termination Without Cause.  If
--------------------------------------------------------------------------
the Date of Termination occurs under circumstances described in paragraph 3(a) (relating to the Executive's death), paragraph 3(b) (relating to the Executive's being Disabled), paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then, in addition to the amounts payable in accordance with paragraph 4(a), (i) the Executive shall receive from the Company for the period continuing through the end of the Agreement Term, but not to exceed two years, an amount equal to the product obtained by multiplying the average of the Executive's annual salary and annual bonus for the prior three full calendar years (regardless of whether all of such full calendar years occur in whole or in part during the Agreement Term) times two and (ii) the stock options held by Executive shall become fully vested. The Company's obligation to make payments under this paragraph 4(c) shall cease immediately upon the breach by the Executive of the provisions of paragraph 7 or paragraph 8.

          (d)  Payments in Lieu of Benefits Under Severance Agreements.  Except
               -------------------------------------------------------
as may be otherwise specifically provided in an amendment of this paragraph (d) adopted in accordance with paragraph 13, payments under this paragraph 4 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms

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

of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment.

     5.   Duties on Termination.  Subject to the terms and conditions of this
          ---------------------
Agreement, during the period beginning on the date of delivery of a Notice of Termination and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from performing his duties under this Agreement following (i) the delivery of a Notice of Termination by the Executive providing for the resignation by the Executive of his positions with the Company provided for herein, or (ii) delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason, or (iii) notification to the Executive of the intention to terminate the Executive for Cause as defined in paragraph 3(c)(ii); provided, however, that during the period of suspension in any of the foregoing cases (which shall in each such case end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for all other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

     6.   Mitigation and Set-Off.  The Executive shall not be required to
          ----------------------
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

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

     7.   Confidential Information.  Except as may be required by the lawful
          ------------------------
order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, the Executive agrees, both while he is employed by the Company and thereafter, to keep secret and confidential all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation with the Company following his termination of employment (regardless of whether consultation is pursuant to paragraph 9), and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way. The Executive agrees that, to the extent that any court or agency seeks to have him disclose Confidential Information, the Executive shall promptly inform the Company and shall take such reasonable steps as are available to the Executive to prevent disclosure of such Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency; provided, that the Executive shall not be required hereby to do so if and to the extent that the Executive would thereby incur personal financial or other risk. To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's or any Subsidiary's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege. Nothing in the foregoing provisions of this paragraph 7 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company and the Subsidiaries that is generally known to persons of his experience in other companies in the same industry. Nothing in this paragraph 7 or in paragraph 8 shall be construed as limiting the Executive's

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

duty of loyalty to the Company while he is employed by the Company, or any other duty he may otherwise have to the Company while he is employed by the Company or thereafter.

     8.   Non-Disparagement.  The Executive agrees that both while he is
          -----------------
employed by the Company and after the Date of Termination he shall not make any false, defamatory or disparaging statements about the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries. Both while the Executive is employed by the Company and after his Date of Termination, the Company agrees, on behalf of itself and the Subsidiaries, that neither the officers nor the directors of the Company or the Subsidiaries shall make any false, defamatory or disparaging statements about the Executive.

     9.   Defense of Claims.  The Executive agrees that, for the period
          -----------------
beginning on the Effective Date and continuing after his Date of Termination, the Executive will cooperate with the Company in defense of any claims that may be made against the Company, and will cooperate with the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees promptly to inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. The Executive also agrees promptly to inform the Company if he is asked to assist in any investigation of the Company (or its actions) that may relate to services performed by the Executive for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation.

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

     10.  Lump Sum Payment to Executive in the Event of a Change of Control.  In
          -----------------------------------------------------------------
the event that a Change of Control (as defined in paragraph 10(c) hereof) occurs during the Agreement Term, while the Executive is employed by the Company:

          (a) If, within twelve months after the occurrence of the Change of Control, the Executive's employment by the Company or its successor is terminated pursuant to paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then (i) the Executive shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to the Executive pursuant to paragraph 4(c) hereof, a lump sum payment in an amount which is equal to three times the "base amount" in respect of the Executive as defined in section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor to that provision and (ii) the stock options held by Executive at that time shall become fully vested in such event.

          (b) If any payments under this Agreement, after taking into account all other payments to which the Executive is entitled from the Company, or any affiliate thereof, are more likely than not to result in a loss of a deduction to the Company by reason of Section 280G of the Code or any successor provision to that section, such payments shall be reduced to the extent required to avoid such loss of deduction. The Executive shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence. If requested by the Company, the Executive shall provide complete compensation and tax data on a timely basis to the Company and to an accounting or law firm designated by the Company in order to enable the Company to determine the extent to which payments from the Company and its affiliates may result in a loss of a deduction. If the Executive incurs fees or costs in accumulating such information, the Company shall reimburse the Executive for any reasonable fees and expenses so incurred. If the Executive

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

and the Company disagree as to whether a payment under this Agreement is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of tax counsel chosen by the Company's independent auditors. The Company shall pay the fees and expenses of such counsel, and shall make available such information as may be reasonably requested by such counsel to prepare the opinion. If, by reason of the limitations of this paragraph 10(b), the maximum amount payable to the Executive cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable and shall pay the remaining amount, with interest at a rate, compounded semi-annually, equal to 120% of the applicable Federal rate determined under section 1274(d) of the Code, as soon as such remaining amount is determined in accordance with this paragraph 10(b).

          (c) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

               (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (b) below) of the Company, by any individual, entity or group (within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of common stock and other stock of the Company entitled to vote generally in the election of directors, but excluding for this purpose: (i) any such acquisition (or holding) by (i) the California Public Employees' Retirement System ("CalPERS"), (ii) an Acquiror if CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by such Acquiror, (iii) the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or such Subsidiaries, or (iv) any corporation with respect to which, following such

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          WMK   LDM NCR
acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and other voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company and of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

          (2) individuals who, as of the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (3) approval by the Company's stockholders of (i) a reorganization, merger or consolidation of the Company with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the

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

then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such reorganization, merger or consolidation, or (ii) of a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

     11.  Remedies.  The Executive acknowledges that the Company would be
          --------
irreparably injured by a violation of paragraph 7 or 8, and agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of paragraph 7 or paragraph 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     12.  Nonalienation.  The interests of the Executive under this Agreement
          -------------
are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

     13.  Amendment; Other.  This Agreement may be amended or cancelled only by
          ----------------
mutual agreement of the parties in writing and may be amended without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. All judgments made and actions taken by the parties to this Agreement shall be made or taken, as the case may be, in good faith.

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

     14.  Applicable Law.  The provisions of this Agreement shall be construed
          --------------
in accordance with the laws of the State of California without regard to the conflict of law provisions of any state.

     15.  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     16.  Waiver of Breach.  No waiver by any party hereto of a breach of any
          ----------------
provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, shall operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.

     17.  Successors.  This Agreement shall be binding upon, and inure to the
          ----------
benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. The rights of the Executive to receive payment of amounts of compensation provided for in this Agreement shall inure to the benefit of, and may be enforced by, the Executive's estate in the event of his death.

     18.  Notices.  Notices and all other communications provided for in this
          -------
Agreement shall be in writing and shall be delivered personally or sent by registered or

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          WMK   LDM NCR
certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:
(i) in the case of delivery by overnight service with guaranteed next day delivery, such next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five days after depositing the U.S. mail; or
(iii) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

     to the Company:     Catellus Development Corporation
                         201 Mission Street, 3rd Floor
                         San Francisco, California 94105
                         Attention:  General Counsel

     to the Executive:   Nelson C. Rising
                         435 Georgian Road
                         La Canada, California 91011

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

     19.  Arbitration of All Disputes.  Any controversy or claim arising out of
          ---------------------------
or relating to this Agreement (or the breach thereof) shall be settled by binding and non-appealable arbitration in San Francisco, California by an arbitrator. The Executive and the

Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the San Francisco office of JAMS/Endispute, Inc. ("JAMS") a list of five retired judges affiliated with JAMS. The Executive and the Company shall each alternately strike names from such list until only one name remains and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. (S)(S)1280et seq.) The arbitrator shall not be authorized to award punitive damages with respect to any claim, disputes or controversy. The parties intend that this paragraph 19 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement and that any arbitration proceeding hereunder shall be concluded within 60 days after the initiation thereof. The Company and the Executive shall jointly so instruct the Arbitrator chosen to arbitrate any dispute arising hereunder and agree that the criteria used by them to select such arbitrator shall include his or her availability to act expeditiously within not more than the 60-day period referred to herein. The parties hereto agree that the final decisions of the arbitrator so chosen may be enforced by a court of competent jurisdiction.

     20.  Costs of Enforcement.  In the event any legal action is brought or
          --------------------
that arbitration is commenced in connection with any dispute relating to the rights and obligations of the parties hereunder the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

     21.  Survival of Agreement.  Except as otherwise expressly provided in this
          ---------------------
Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

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

     22.  Title and Headings.  Titles and headings in this Agreement are for
          ------------------
ease of reference and convenience only, and shall not be construed to affect the meaning of any provision of this Agreement.

     23.  Enforceability.  Except as otherwise noted herein, the enforceability
          --------------
of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company.

     24.  Indemnity.  To the fullest extent permitted by applicable law and the
          ---------
bylaws of the Company as from time to time in effect, the Company shall indemnify the Executive and hold the Executive harmless against and from any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for the Executive under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement. To the same extent, the Company will, upon receipt of such undertaking from the Executive as may be required by applicable law, pay as incurred all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and reasonably incurred by the Executive in connection with defense of or settlement of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against the Executive by reason of the Executive's service as an officer or agent of the Company or of a Subsidiary.

     25.  Acknowledgment by Executive.  The Executive represents to the Company
          ---------------------------
that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to terms the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to its contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the

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

parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

     25.  Effect on Prior Agreement.  Upon the execution of this Agreement, the
          -------------------------
Prior Agreement shall be deemed terminated and of no further force or effect (except to the extent contemplated by the final sentence of Section 2(b)) without any consequence to the Executive or the Company of any kind, and the Prior Agreement shall be deemed superseded and replaced for all purposes by this Agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.

CATELLUS DEVELOPMENT
  CORPORATION

By: /s/ William M. Kahane                  /s/ Nelson C. Rising
    ----------------------                 ----------------------
    William M. Kahane                      NELSON C. RISING
    Chairman of the Board

Date of Execution: November 20,1999        Date of Execution:  11/24/99
                   ----------------                           -----------------

By: /s/ Leslie D. Michelson
    -------------------------
    Leslie D. Michelson
    Chairman of the Compensation
    Committee of the
    Board of Directors

Date of Execution:  11/23/99
                   -----------------

                                   Exhibit A
                              Benefits Memorandum
                              -------------------

 .    Reimbursement of all business expenses consistent with the Company's expense reimbursement policies and the Company's practices under the Prior Agreement and in accordance with such policies as may be approved from time to time by the Board

 .    Medical Insurance

     .    Choice of Prudential (Point of Service) or Prudential HMO

 .    Dental Insurance

     .    Phoenix Home Life

 .    Short-Term/Long-Term Disability Insurance

 .    Life Insurance

     . $15 million of life insurance for Executive (Supplemental also available for family members)

 .    Club Memberships - Monthly fees for membership in one golf club and three luncheon clubs in California

                                   Exhibit B

                            Description of the SERP

     The SERP shall provide that, upon the termination of the Executive's employment for any reason (or, if the Executive continues to be employed by the Company after the expiration of the Agreement Term, upon the expiration of the Agreement Term), the Company will purchase an annuity structured to provide the Executive with a retirement benefit as described below; provided, however, that in no event shall the Company be obligated to pay more for such annuity than the amount equal to $1,000,000 times the number of full calendar years during which the Executive is employed by the Company during the Agreement Term. The annuity to be purchased by the Company will be structured to (i) pay to the Executive, during his lifetime, an amount equal to a percentage of the average total cash compensation which he received for the three full calendar years completed prior to the termination of his employment, which percentage shall be equal to 5% times the number of full calendar years during which the Executive is employed by the Company during the Agreement Term and (ii) pay to the Executive's wife after the Executive's death, if she survives him, for her lifetime, an amount equal to one-half of the annual amount which would have been payable to the Executive. (In computing the Executive's cash compensation for any year, his annual bonus for such year will be included in the compensation for the calendar year for which such bonus was earned, regardless of when such bonus is actually paid.)

     By way of example, the SERP shall provide that, if the Executive were to resign effective October 31, 2004 (i.e., after completing four full calendar years of employment during the Agreement Term) the Company would be obligated to purchase an annuity providing for annual payments equal to 20% (i.e., 4 x 5%) of the average of the Executive's cash compensation for the calendar years 2001, 2002 and 2003 (including the respective annual bonuses earned for such years, regardless of when such bonuses are paid), provided that such an annuity can be purchased for $4,000,000 or less. If such an annuity cannot be purchased for $4,000,000 or less, the annuity would provide for the maximum lifetime benefits to the Executive and his wife (in the relative amounts and for the periods described above) which could be purchased for $4,000,000 and the Executive and his wife would be entitled to receive only such benefits as are provided pursuant to such annuity. As a further example, if the Executive were to die in November 2002, the Company would required to purchase an annuity providing for payments to the Executive's wife for her lifetime equal to 5% of the average of the Executive's cash compensation for the calendar years 1999, 2000 and 2001 (i.e., the Executive would have been completed two full calendar years of employment during the Agreement Term, the calendar years 2000 and 2001, and thus be entitled to an annuity providing for payments equal to 10% of his average cash compensation for 1999, 2000 and 2001, and the Executive's wife would be entitled to receive payments equal to 50% of the Executive's payments). In this example, to the extent such an annuity cannot be purchased for $2,000,000 or less, an annuity providing for the largest fixed annual payments to the Executive's wife during her lifetime as can be purchased for $2,000,000 would be purchased and the Executive's wife would be entitled to receive only such payments.

     The selection of the annuity product shall in all cases be made by the Company, provided that the issuer of such annuity shall be a company with the highest available credit rating. The foregoing notwithstanding, the Company shall have the right to (i) purchase annuities prior to the termination of the Executive's employment from time to time during the Agreement Term to fund all or any part of the benefits described above, (ii) self-fund such benefits, or
(iii) otherwise provide for the funding of such benefits with other kinds of insurance products or other financial instruments.